As filed with the Securities and Exchange Commission on September 12, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hub International Limited

(Exact name of registrant as specified in its charter)

Canada	36-4412416
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Hub International Limited

55 East Jackson Boulevard, Chicago, IL 60604

(Address, including zip code, of registrant’s principal executive offices)

HUB INTERNATIONAL LIMITED

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

W. Kirk James, Esq.

Vice President, Secretary and Chief Corporate Development Officer

Hub International Limited

55 East Jackson Boulevard, Chicago, IL 60604

(877) 402-6601

(Name, address and telephone number of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Shares	848,240	(1)	$28.86	(2)	$24,480,206	(2)	$2,619.38	(3)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Shares.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on September 7, 2006.
(3)	$2,619.38 previously remitted in connection with a registration statement on Form S-3 originally filed by the Registrant on July 30, 2003 (File Number 333-107487), which amount relates to securities remaining unsold in the offering contemplated thereby and deregistered pursuant to the Post-Effective Amendment No. 1 to the Form S-3 filed on April 19, 2006, and which is offset against the currently due filing fee pursuant to Rule 457(p) under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers 848,240 additional common shares automatically reserved for the fiscal quarter ended June 30, 2006 under the Hub International Limited Amended and Restated 2005 Equity Incentive Plan (the “Plan”). This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-134391) filed with the Securities and Exchange Commission on May 23, 2006 relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated as of their respective dates in this Registration Statement by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 3, 2006 (including information specifically incorporated by reference into the Annual Report on Form 10-K from the Registrant’s Proxy Statement filed on March 20, 2006);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006 filed on May 9, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 filed on August 8, 2006;

•	Current Reports on Form 8-K filed on March 2, 2006, April 4, 2006, May 10, 2006, May 19, 2006 (not including information furnished to the SEC under Item 7.01 of Form 8-K), June 30, 2006 (not including information furnished to the SEC under Item 7.01 of Form 8-K), July 10, 2006 (not including information furnished to the SEC under Item 7.01 of Form 8-K) and August 9, 2006 (not including information furnished to the SEC under Item 7.01 of Form 8-K);

•	The description of the Registrant’s common shares set forth under the heading “Description of share capital” contained in the Prospectus filed as part of the Registrant’s Registration Statement on Form S-1 (No. 333-84734) as originally filed on March 22, 2002, and amended on May 3, 2002, May 30, 2002, June 13, 2002, and June 17, 2002;

All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on September 12, 2006.

HUB INTERNATIONAL LIMITED

By:	/s/ W. Kirk James
Name:	W. Kirk James
Title:	Vice President, Secretary and
Chief Corporate Development Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Martin P. Hughes and W. Kirk James and Marianne D. Paine his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin P. Hughes Martin P. Hughes	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	September 12, 2006

/s/ Dennis J. Pauls Dennis J. Pauls	Vice President, Chief Financial Officer and Principal Financial and Accounting Officer	September 12, 2006

/s/ Richard A. Gulliver Richard A. Gulliver	President and Director	September 12, 2006

/s/ Bruce D. Guthart Bruce D. Guthart	Chief Operating Officer and Director	September 12, 2006

/s/ Anthony F. Griffiths Anthony F. Griffiths	Director	September 12, 2006

/s/ Dr. John T. Ahern Jr. Dr. John T. Ahern Jr.	Director	September 12, 2006

/s/ Edward W. Lyman Jr. Edward W. Lyman Jr.	Director	September 12, 2006

/s/ Bradley P. Martin	Director	September 12, 2006
Bradley P. Martin

/s/ James W. McElvany James W. McElvany	Director	September 12, 2006

/s/ Byron G. Messier Byron G. Messier	Director	September 12, 2006

/s/ Frank S. Wilkinson Frank S. Wilkinson	Director	September 12, 2006

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on September 12, 2006.

HUB U.S. HOLDINGS, INC.

By:	/s/ W. Kirk James
Name:	W. Kirk James
Title:	Secretary

EXHIBIT INDEX

Number	Description
*5.1	Opinion of W. Kirk James, Vice President, Secretary and Chief Corporate Development Officer of the Registrant as to the legality of the Common Shares.
*23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of W. Kirk James, Vice President, Secretary and Chief Corporate Development Officer of the Registrant (included in his opinion in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.